UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 22, 2021

Allegiance Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

TEXAS	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040

(Address of Principal Executive Offices) (Zip Code)

(281) 894-3200

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

On April 22, 2021, Allegiance Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

Proposal 1 – William S. Nichols, III, Steven F. Retzloff, Fred S. Robertson, Ramon A. Vitulli, III and Louis A. Waters Jr. were elected as Class III directors to serve on the Company’s Board of Directors until the Company’s 2024 Annual Meeting of Shareholders; Raimundo Riojas A. was elected as a Class I director to serve on the Company’s Board of Directors until the Company’s 2022 Annual Meeting of Shareholders; and Jon-Al Duplantier was elected as a Class II directors to serve on the Company’s Board of Directors until the Company’s 2023 Annual Meeting of Shareholders, each until his respective successor or successors are duly elected and qualified, or until his earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William S. Nichols, III	8,932,033	2,335,864	3,866,975
Steven F. Retzloff	8,947,506	2,320,391	3,866,975
Fred S. Robertson	8,978,523	2,289,374	3,866,975
Ramon A. Vitulli, III	8,344,295	2,923,602	3,866,975
Louis A. Waters Jr.	8,225,851	3,042,046	3,866,975
Raimundo Riojas A.	11,240,729	27,168	3,866,975
Jon-Al Duplantier	11,255,093	12,804	3,866,975

Proposal 2 – The shareholders adopted, on a nonbinding, advisory basis, a proposal approving the compensation of the Company’s name executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,989,420	223,511	54,966	3,866,975

Proposal 3 – The shareholders selected, on a nonbinding, advisory basis, an annual frequency for the shareholder vote on the compensation of the Company’s name executive officers by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
10,198,712	13,283	954,703	101,199	3,866,975

Proposal 4 - The shareholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,106,383	14,278	14,211	—

Item 8.01     Other Events.

On April 23, 2021, the Company issued a press release announcing that the Board of Directors of the Company declared a cash dividend of $0.12 per share to be paid on June 15, 2021 to all shareholders of record as of May 28, 2021.

The press release also announced that the shareholders of the Company, upon recommendation by the Company’s Corporate Governance and Nominating Committee of its Board of Directors, elected Mr. Raimundo Riojas A. as a Class I Director. Mr. Riojas also will serve on the Compensation Committee of the Board. The Company entered into a Director and Officer Indemnification Agreement with Mr. Riojas, the form of which is filed as an exhibit hereto and incorporated herein by reference. Mr. Riojas will receive fees consistent with those fees received by the existing non-employee directors for service as directors of the Company.

Additionally, the press release announced that on April 22, 2021, the Board of Directors of Allegiance approved a stock repurchase authorization, under which Allegiance may repurchase up to one million shares of its outstanding common stock at the discretion of management through April 30, 2022. Repurchases under this program may be made from time to time through open market purchases, privately negotiated transactions or such other manners as will comply with applicable laws and regulations. Allegiance’s previously announced share repurchase authorization recently expired on March 31, 2021.

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The repurchase program does not obligate Allegiance to purchase any particular number of shares and there is no guarantee as to the exact number of shares that will be repurchased by Allegiance. Allegiance may suspend, modify or terminate the program at any time and for any reason, without prior notice.

A copy of the press release is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Form of indemnification agreement (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Registration 333-206536)).
99.1	Press Release issued by Allegiance Bancshares, Inc. on April 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: April 23, 2021	By:	/s/ Shanna Kuzdzal
Shanna Kuzdzal
EVP, General Counsel and Secretary